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                                                                    EXHIBIT 10.3

                     ADDENDUM NO. 3 TO EMPLOYMENT AGREEMENT

     WHEREAS, Wyndham International, Inc. ("Employer") and Fred J. Kleisner ("Executive") are parties to that certain Executive Employment Agreement effective as of March 27, 2000, as amended by the Addenda thereto effective as of July 13, 2001 ("Addendum No. 1") and November 14, 2001 (as so amended, the "Employment Agreement"); and

     WHEREAS, concurrently with the execution of this Addendum, Executive is exchanging (the "Exchange") the 2000 Stock Option and the New Stock Option (each as defined in the Employment Agreement) for a Restricted Unit Award of 901,250 Restricted Units (the "2002 Restricted Units") to be evidenced by a Restricted Unit Award Agreement (the "2002 Restricted Unit Award Agreement") that Employer and Executive are entering into concurrently herewith; and

     WHEREAS, Employer and Executive desire to amend certain provisions of the Employment Agreement as specified in this Addendum No. 3 to Employment Agreement (this "Addendum");

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Executive hereby agree that effective at the time of the Exchange on January 7, 2002, the Employment Agreement shall be amended as hereinafter set forth.

     1.   Certain Defined Terms. Capitalized terms not otherwise defined herein
          ---------------------
shall have the meanings ascribed to such terms in the Employment Agreement.

     2.   Amendment to Subparagraph 8(d). The introductory phrase in the
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sentence of Subparagraph 8(d) immediately preceding Subparagraph 8(d)(1) of the
Employment Agreement is hereby deleted and replaced with the following:

          In addition, subject to signing by Executive of a general release of claims in the form attached to Addendum No. 3 as Attachment A:

     3.   Amendment to Subparagraph 9(a). In the eighth line of Subparagraph
          -----------------------------
9(a) of the Employment Agreement, the following words are hereby deleted: (the "Put Payment")

     4.   Amendment to Subparagraph 9(c) of the Employment Agreement.
          ----------------------------------------------------------
Subparagraph 9(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

          (c)  Stock Option and 2002 Restricted Unit Award Floor. Upon the
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     occurrence of the first event constituting a Change in Control, all stock options and other stock-based grants (other than the Restricted Unit Award granted to Executive on April 12, 2001, which shall vest in accordance with the terms of such Restricted Unit Award) shall, irrespective of any provisions of the 1999 Option Agreement or the 2002 Restricted Unit Award Agreement, immediately and irrevocably vest and become exercisable as of the date of such first event, whereupon, at any time during the Option Term as defined in the 1999 Option Agreement (but not to exceed five (5) years after

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     such event), Executive or his estate may, irrespective of whether Executive is then employed by Employer or then living, and solely at the election of Executive or his estate, require Employer to do one of the following:

          (1)  Executive or his estate may require Employer to:

                    (w) purchase the 1999 Option from Executive or his estate
               for the sum of $2,748,350;

                    (x) with respect to each Restricted Unit Equivalent (as
               defined below) received by Executive and/or his estate upon vesting of a 2002 Restricted Unit that consisted entirely of cash, pay Executive or his estate an amount equal to the amount, if any, by which $2.4985 exceeds the amount of cash received by Executive and/or his estate upon the vesting of such 2002 Restricted Unit;

                    (y) with respect to each Restricted Unit Equivalent received by Executive and/or his estate that consisted entirely of consideration other than cash (a "Non-Cash Restricted Unit Equivalent") upon vesting of a 2002 Restricted Unit (regardless of whether such vesting occurred upon a Change in Control or prior thereto in accordance with the terms of the 2002 Restricted Unit Award Agreement):

                         (i) purchase such Non-Cash Restricted Unit Equivalent if it is then owned by Executive or his estate for the Base Price (as defined below); or

                         (ii) if such Non-Cash Restricted Unit Equivalent has been previously sold by Executive or his estate and Subparagraph 9(c)(1)(y)(iii) below does not apply, pay to Executive or his estate an amount, if any, by which the Base Price exceeds the gross sales price at which Executive or his estate sold such Non-Cash Restricted Unit Equivalent; or

                         (iii) if such Non-Cash Restricted Unit Equivalent
                    consisted, upon vesting of the 2002 Restricted Unit, of share(s) of Class A Common Stock and such share(s), while owned by Executive or his estate, were converted or exchanged into stock or other securities of another corporation or entity or cash or other property in a Transaction (as defined in the 2002 Restricted Unit Award Agreement) occurring after such vesting (such stock, securities, cash or other property into which such Non-Cash Restricted Unit Equivalent was converted or exchanged, being defined herein as a "Converted Restricted Unit Equivalent"), then

                               (A) if such Converted Restricted Unit Equivalent
                         consisted entirely of cash, pay Executive an

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                         amount, if any, by which the Base Price exceeds the
                         amount of cash received by Executive and/or his estate upon such conversion or exchange;

                              (B) if such Converted Restricted Unit Equivalent
                         consisted of consideration other than cash or consisted of a combination of cash and other consideration;

                                  (1) purchase the non-cash portion of such
                              Converted Restricted Unit Equivalent if it is then owned by Executive or his estate for an amount equal to the Base Price less the amount, if any, of the cash portion of the Converted Restricted Unit Equivalent; or

                                  (2) if the non-cash portion of such Converted
                              Restricted Unit Equivalent has been sold by Executive or his estate, pay to Executive or his estate an amount, if any, by which (A) exceeds
                              (B), where (A) is the result obtained by subtracting the cash component, if any, of such Converted Restricted Unit Equivalent from the Base Price and (B) is the gross sales price at which Executive or his estate sold the non-cash portion of such Converted Restricted Unit Equivalent; and

                    (z) with respect to each Restricted Unit Equivalent received by Executive and/or his estate upon vesting of a 2002 Restricted Unit that consisted of a combination of cash and consideration other than cash (a "Combination Restricted Unit Equivalent"):

                         (i) purchase the non-cash portion of such Combination
                    Restricted Unit Equivalent for an amount equal to the Base Price less the amount of the cash portion of the Combination Restricted Unit Equivalent; or

                         (ii) if the non-cash portion of such Combination
                    Restricted Unit Equivalent has been previously sold by Executive or his estate, pay to Executive or his estate an amount, if any, by which (A) exceeds (B), where (A) is the result obtained by subtracting the cash portion of the Combination Restricted Unit Equivalent from the Base Price, and (B) is the gross sales price at which Executive or his estate sold the non-cash portion of such Combination Restricted Unit Equivalent; or

          (2) Executive or his estate may retain any Restricted Unit Equivalents and require Employer to allow Executive or his estate to exercise all or any part of the

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               1999 Option at the option prices therefor specified in the grant of such 1999 Option.

                    Executive or his estate may exercise the election by
               delivering written notice of such election to the Employer (which notice shall be accompanied by evidence of the gross sales prices of any Restricted Unit Equivalents and Converted Restricted Unit Equivalents with respect to which the Employer is required to make a payment pursuant to Subparagraphs 9(c)(1)(y)(ii), 9(c)(1)(y)(iii)(B)(2), and/or 9(c)(1)(z)(ii)). On the fifth day after such notice is received, the Employer shall deliver to Executive or his estate the aggregate amount the Employer is required to pay pursuant to this Subparagraph 9(c), which amount shall be delivered to Executive or his estate in cash in immediately available funds in Dallas County, Texas, upon surrender to the Employer by Executive or his estate of all Non-Cash Restricted Unit Equivalents, non-cash portions of Combination Restricted Unit Equivalents and non-cash portions of Converted Restricted Unit Equivalents (in each case, duly endorsed for transfer to the Employer) that the Employer is required to purchase pursuant to Subparagraphs 9(c)(1)(y)(i), 9(c)(1)(y)(iii)(B)(1) and/or 9(c)(1)(z)(i).

                    For purposes of this Subparagraph 9(c), "Restricted Unit
               Equivalent" means (x) the share of Class A Common Stock received by Executive and/or his estate upon vesting of a 2002 Restricted Unit, and (y) upon or following a Transaction occurring in connection with a Change in Control, the stock or other securities of another corporation or entity or cash or other property received by Executive and/or his estate upon vesting of a 2002 Restricted Unit. The terms of this Subparagraph 9(c) shall be equitably adjusted to reflect stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization affecting (x) the Class A Common Stock, (y) shares or other securities of another corporation or entity into which the Class A Common Stock has been converted or exchanged in a Transaction occurring after vesting of a 2002 Restricted Unit, or (z) following a Transaction in connection with a Change in Control, the stock or other securities of another corporation or entity received by Executive and/or his estate upon vesting of a 2002 Restricted Unit.

                    For purposes of this Subparagraph 9(c), "Base Price" means with respect to a Non-Cash Restricted Unit Equivalent or non-cash portion of a Combination Restricted Unit Equivalent the result obtained by subtracting (A) from (B) where (B) is $2.4985 and (A) is the aggregate amount of all dividends and distributions received by Executive and/or his estate with respect to such Non-Cash Restricted Unit Equivalent or non-cash portion of such Combination Restricted Unit Equivalent, as the case may be, as well as any such dividends or distributions that have been declared but not yet paid to Executive or his estate as of the closing of the transactions contemplated by this Subparagraph 9(c).

                    For purposes of this Subparagraph 9(c), "Base Price" means with respect to a Converted Restricted Unit Equivalent the result obtained by subtracting (A) from (B) where (B) is $2.4985 and (A) is the aggregate amount of (1) all

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          dividends and distributions received by Executive and/or his estate with respect to such Converted Restricted Unit Equivalent, (2) all dividends and distributions received by Executive and/or his estate with respect to the share(s) of Class A Common Stock that were converted into such Converted Restricted Unit Equivalent, and (3) any dividends or distributions that have been declared but not yet paid to Executive or his estate with respect to such Converted Restricted Unit Equivalent as of the closing of the transactions contemplated by this Subparagraph 9(c).

               Employer shall also loan to Executive pursuant to the provisions of the Master Note otherwise referenced and described in this Agreement all funds due by Executive for income taxes (federal, state, or local), including but not limited to income taxes on capital gains as well as on ordinary income, by reason of the provisions of the existence of any of the provisions of this subparagraph 9(c) or the carrying out of all or any part of such provisions. Taxes for purposes of the above computation shall be computed at the highest marginal rate of federal income taxation for the tax year for which such taxes are or will be due, and state and local taxes at the highest marginal rate at the end of such year, net of the maximum reduction (if any) in federal income taxes that could be obtained from the deduction of deductible state and local taxes.

     5.   Amendment to Release/Waiver of Claims. The Release/Waiver of Claims
          -------------------------------------
attached to Addendum No. 1 as Attachment A is hereby deleted in its entirety and replaced with the Release/Waiver of Claims attached to this Addendum as Attachment A.

     6.   Amendment to Escrow Agreement. The Parachute Escrow Agreement attached
          -----------------------------
to Addendum No. 1 as Attachment C is hereby deleted in its entirety and replaced with the Parachute Escrow Agreement attached to this Addendum as Attachment C.

     7.   Governing Law. The validity, interpretation, construction, and
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performance of this Addendum shall be governed by the laws of the State of Texas
(without regard to principles of conflicts of laws).

     8.   Counterparts. This Addendum may be executed in several counterparts,
          ------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 3 effective as of January 7, 2002.

                            WYNDHAM INTERNATIONAL, INC.


                            By: /s/ DIXIE SWEENEY
                               ----------------------------------------------
                            Name: Dixie Sweeney
                                 --------------------------------------------
                            Title: Vice President - Compensation and Benefits
                                  -------------------------------------------

                             /s/ FRED J. KLEISNER
                            -------------------------------------------------
                            Fred J. Kleisner, Executive

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